Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We have issued our report dated September 12, 2005, accompanying the consolidated financial statements of Xponential, Inc., appearing in the Annual Report of the Company to its stockholders on Form 10-KSB for the year ended June 30, 2005, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of said report in the Registration Statement of Xponential, Inc. on Form S-8.

GRANT THORNTON LLP

Dallas, Texas

September 30, 2005